Exhibit 99.1

JDSU ANNOUNCES FISCAL 2009 FOURTH QUARTER AND YEAR END RESULTS

Milpitas, California, August 19, 2009 – JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its fourth fiscal quarter and year ended June 27, 2009.

Net revenue for the fourth fiscal quarter was $276.1 million and the net loss was $(59.5) million, or $(0.28) per share, which included $18.5 million of restructuring charges. This compares to net revenue of $390.3 million and a net loss of $(29.8) million or $(0.13) per share for the fourth fiscal quarter of 2008.

For the full fiscal year 2009, net revenue of $1,294.4 million decreased 15.4% from $1,530.1 million for fiscal 2008. The net loss for the year of $(866.4) million, or $(4.02) per share, increased from a net loss of $(21.7) million, or $(0.10) per share, for fiscal 2008. Fiscal year 2009 included impairments, primarily for goodwill and intangibles, totaling $759.8 million and restructuring and related charges totaling $38.7 million. Fiscal year 2008 included impairments, primarily for goodwill and intangibles, totaling $47.7 million and restructuring and related charges totaling $6.7 million.

On a non-GAAP basis, net loss for the quarter was $(2.3) million or $(0.01) per share. This compares with non-GAAP net income of $15.5 million or $0.07 per share for the fourth fiscal quarter of 2008. On a total year basis, fiscal 2009 non-GAAP net income was $39.0 million or $0.18 per share, which compares to $114.9 million or $0.50 per share for fiscal 2008.

On an adjusted EBITDA basis (adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) the Company reported $12.1 million for the quarter, which compares to $25.1 million in the fourth fiscal quarter of 2008. For the total year, adjusted EBITDA was $94.9 million which compares to $142.9 million for fiscal 2008.

“We successfully navigated through the global economic turbulence that took place in fiscal 2009,” said Tom Waechter, JSDU’s President and Chief Executive Officer. “We begin fiscal 2010 with a stronger balance sheet, an improved business model and a stronger product portfolio, well positioned for growth when the economy rebounds.”

Financial Overview – Fourth Fiscal Quarter Ended June 27, 2009

•	Fourth quarter non-GAAP net revenue of $277.0 million decreased 1.3% when compared to the previous quarter and decreased 29.1% when compared to the fourth quarter of fiscal 2008.

•	Non-GAAP gross margins were 42.3% compared to 41.8% for fiscal Q3 2009 and 40.9% for fiscal Q4 2008.

•	Non-GAAP operating margins were (1.4)% compared to (2.8)% in fiscal Q3 2009 and 2.2% in fiscal Q4 2008.

•

Communications Test and Measurement fourth quarter revenue of $135.5 million increased 4.9% from the previous quarter and decreased 20.5% compared to the fourth quarter of fiscal 2008. Fourth quarter revenue from this segment represented 48.9% of total non-GAAP net revenue.

JDSU News Release

•

Fourth quarter Communications and Commercial Optical Products revenue of $90.7 million decreased 9.8% when compared with the previous quarter and 45.8% when compared to the fourth quarter of fiscal 2008. Fourth quarter revenue from this segment represented 32.8% of total non-GAAP net revenue.

•	Fourth quarter Optical Communications revenue of $79.3 million decreased 10.9% compared with the previous quarter and 45.3% compared to the fourth quarter of fiscal 2008.

•	Our Commercial Lasers business reported revenue of $11.4 million, down 0.9% from the previous quarter and 48.4% from the fourth quarter of fiscal 2008.

•

Fourth quarter revenue from the Advanced Optical Technologies segment was $50.8 million, down 0.4% from the previous quarter and down 4.0% compared to the fourth quarter of fiscal 2008. Revenue from this segment represented 18.3% of total non-GAAP net revenue.

•	Americas’ customers represented 50.6% of total non-GAAP net revenue for the quarter. European and Asia-Pacific customers represented 28.7% and 20.7% of total non-GAAP net revenue, respectively.

•

During the fiscal year, the Company incurred impairments primarily for goodwill and intangibles totaling $759.8 million due to the adverse impact of the current macroeconomic business environment on the Company’s financial outlook and the overall decline in equity values resulting in a decline in our own market capitalization.

•	At the beginning of the quarter we transferred our Shenzhen, China manufacturing operations to and entered into a supply agreement with Sanmina Corporation.

•	The Company held $695.5 million in total cash and investments and was free cash flow positive $9.7 million for the fourth quarter.

Business Outlook

For the first quarter of fiscal 2010, ending October 3, 2009, the Company expects revenue to be in the range of $283 to $300 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on August 19, 2009 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) enables broadband and optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of innovative optical solutions for medial/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

JDSU News Release

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA, cash flow and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines exacerbated by the current credit and financial market uncertainty; (b) the ongoing potential for significant quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) continuing consolidation activities affecting our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) our Communications and Commercial Optical Products continue to experience execution and delivery challenges which limit our revenue and impair our profitability; (f) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (g) as we implement vendor-managed-inventory and similar programs for our customers, our visibility may be reduced; (h) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may continue to cause execution disruptions, customer satisfaction issues and quality and delivery problems.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K/A for the year ended June 28, 2008 and the Company’s Quarterly Report on Form 10-Q for the third fiscal quarter ended March 28, 2009, filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Michelle Levine, 408-546-4421 or michelle.levine@jdsu.com

Press: Rachel Shelton/Eastwick Communications, 650-480-4069, or rachel.shelton@eastwick.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Net revenue	$276.1	$390.3	$1,294.4	$1,530.1
Cost of sales	161.9	233.2	748.5	885.5
Amortization of acquired developed technologies	11.5	12.5	48.9	49.3
Impairment of acquired developed technologies	—	4.0	4.9	4.0

Gross profit	102.7	140.6	492.1	591.3

Operating expenses:
Research and development	39.4	47.5	170.1	188.1
Selling, general and administrative	93.5	137.9	404.6	455.8
Amortization of other intangibles	6.3	8.0	27.0	30.0
Impairment of goodwill	4.8	37.0	741.7	37.0
Loss and impairment of long-lived assets	1.1	4.9	13.2	6.7
Restructuring and related charges	18.5	3.7	38.7	6.7

Total operating expenses	163.6	239.0	1,395.3	724.3

Loss from operations	(60.9)	(98.4)	(903.2)	(133.0)
Interest and other income	2.2	70.0	58.8	120.1
Interest expense	(1.7)	(2.1)	(7.7)	(8.8)
Gain on sale of investments	(0.1)	0.5	1.8	2.4
Impairment of investments	—	—	(18.4)	—

Loss before income taxes	(60.5)	(30.0)	(868.7)	(19.3)
Provision (benefit) for income taxes	(1.0)	(0.2)	(2.3)	2.4

Net loss	$(59.5)	$(29.8)	$(866.4)	$(21.7)

Net loss per share	$(0.28)	$(0.13)	$(4.02)	$(0.10)

Shares used in per share calculation	216.1	228.9	215.6	223.8

JDSU News Release

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	June 27, 2009	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$286.9	$265.6
Short-term investments	398.3	608.0
Restricted cash	10.3	11.1
Accounts receivable, net	187.3	297.7
Inventories, net	144.8	188.9
Refundable income taxes	14.4	7.8
Other current assets	66.2	50.0

Total current assets	1,108.2	1,429.1
Property, plant and equipment, net	191.1	213.2
Deferred income taxes	6.2	3.6
Goodwill	8.3	796.2
Other intangibles, net	322.6	416.1
Long-term investments	15.1	25.6
Other non-current assets	18.3	22.3

Total assets	$1,669.8	$2,906.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106.6	$129.6
Short-term debt	0.2	83.0
Accrued payroll and related expenses	45.7	58.9
Income taxes payable	20.3	6.7
Deferred income taxes	5.6	0.4
Restructuring accrual	16.6	5.7
Warranty accrual	7.3	10.1
Other current liabilities	107.6	151.0

Total current liabilities	309.9	445.4
Long-term debt	325.0	425.0
Other non-current liabilities	174.3	218.3

Stockholders’ equity	860.6	1,817.4

Total liabilities and stockholders’ equity	$1,669.8	$2,906.1

JDSU News Release

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Net revenue:
Communications Test and Measurement	$135.5	$170.5	$606.2	$710.6
Communications and Commercial Optical Products	90.7	167.2	481.1	614.1
Advanced Optical Technologies	50.8	52.9	208.4	206.5
Deferred revenue related to purchase accounting adjustment	(0.9)	(0.3)	(1.3)	(1.1)

Net revenue	$276.1	$390.3	$1,294.4	$1,530.1

Operating income (loss):
Communications Test and Measurement	$11.4	$19.2	$83.4	$117.2
Communications and Commercial Optical Products	(7.8)	9.3	(8.6)	20.3
Advanced Optical Technologies	19.8	18.0	80.3	76.8
Corporate	(27.2)	(38.1)	(127.9)	(136.6)

Total segment operating income (loss)	(3.8)	8.4	27.2	77.7
Unallocated amounts:
Stock based compensation	(12.0)	(12.5)	(50.6)	(49.3)
Acquisition-related charges and amortization of intangibles	(18.7)	(58.6)	(82.1)	(121.0)
Impairment of goodwill	(4.8)	—	(741.7)	—
Loss and impairment of long-lived assets	(1.1)	(8.9)	(13.2)	(10.7)
Restructuring and related charges	(18.5)	(3.7)	(38.7)	(6.7)
Realignment and other charges	(2.0)	(23.1)	(4.1)	(23.0)
Interest and other income	2.2	70.0	58.8	120.1
Interest expense	(1.7)	(2.1)	(7.7)	(8.8)
Gain on sale of investments	(0.1)	0.5	1.8	2.4
Impairment of investments	—	—	(18.4)	—

Loss before income taxes	$(60.5)	$(30.0)	$(868.7)	$(19.3)

JDSU News Release

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets.

JDSU News Release

Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Stock-based compensation expense: Non-GAAP net income (loss) and net income (loss) per share excludes stock-based compensation expense under SFAS 123R. The Company excludes this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of cost of goods sold and operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core cost of goods sold and operating expenses and performance.

Impairment of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the impairment of goodwill and other long-lived assets primarily related to SFAS 142 and SFAS 144 adjustments, respectively. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset value impairments are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 142 and SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

JDSU News Release

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of adjusted EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes adjusted EBITDA is indicative of the Company’s core operational cash flow.

Acquired In-Process Research and Development: The Company recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, is useful to investors.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The GAAP measure most directly comparable to adjusted EBITDA is income (loss) from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

JDSU News Release

The following tables reconcile the non-GAAP revenue, net income (loss), net income (loss) per share and adjusted EBITDA financial measures to GAAP:

JDS UNIPHASE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Twelve Months Ended
	June 27, 2009		June 28, 2008		June 27, 2009		June 28, 2008
	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS
GAAP measures	$(59.5)	$(0.28)	$(29.8)	$(0.13)	$(866.4)	$(4.02)	$(21.7)	$(0.10)
Items reconciling GAAP net income & EPS to Non-GAAP net income & EPS:

Related to net revenues:
Deferral of revenues related to acquisition activities	0.9	—	0.3	—	1.3	0.01	1.1	—

Related to cost of sales:
Acquisition-related expenses	—	—	0.8	—	—	—	3.6	0.02
Stock-based compensation expenses	1.4	0.01	1.6	0.01	6.7	0.03	5.3	0.02
Other non-recurring charges	0.7	—	—	—	1.1	0.01	1.1	—
Amortization of acquired developed technologies	11.5	0.05	12.5	0.05	48.9	0.23	49.3	0.22
Impairment of acquired developed technologies	—	—	4.0	0.02	4.9	0.02	4.0	0.02

Total related to gross profit	14.5	0.06	19.2	0.08	62.9	0.30	64.4	0.28

Related to operating expenses:
Research and development:
Stock-based compensation expenses	2.1	0.01	2.8	0.01	9.0	0.04	10.2	0.05
Other non-recurring charges	0.1	—	—	—	0.5	—	—	—
Selling, general and administrative:
Stock-based compensation expenses	8.5	0.04	8.1	0.04	34.9	0.16	33.8	0.15
Other non-recurring charges	1.2	0.01	23.1	0.10	2.5	0.01	21.9	0.10
Amortization of intangibles	6.3	0.03	8.0	0.03	27.0	0.12	30.0	0.13
Impairment of goodwill	4.8	0.02	37.0	0.16	741.7	3.44	37.0	0.17
Loss and impairment of long-lived assets	1.1	0.01	4.9	0.02	13.2	0.06	6.7	0.03
Restructuring and related charges	18.5	0.09	3.7	0.02	38.7	0.18	6.7	0.03

Total related to operating expenses	42.6	0.21	87.6	0.38	867.5	4.01	146.3	0.66

Interest and other income	—	—	(61.0)	(0.26)	(41.6)	(0.19)	(71.7)	(0.32)
(Gain) on sale of investments	0.1	—	(0.5)	—	(1.8)	(0.01)	(2.4)	(0.01)
Impairment of investments	—	—	—	—	18.4	0.09	—	—

Total related to net income (loss) & EPS	57.2	0.27	45.3	0.20	905.4	4.20	136.6	0.61

Non-GAAP measures	$(2.3)	$(0.01)	$15.5	$0.07	$39.0	$0.18	$114.9	$0.51

		Diluted EPS		Diluted EPS		Diluted EPS		Diluted EPS
Fully diluted Non-GAAP EPS		$(0.01)		$0.07		$0.18		$0.50

JDSU News Release

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
GAAP net revenue	$276.1	$390.3	$1,294.4	$1,530.1

Deferral of revenues related to acquisition activities	0.9	0.3	1.3	1.1

Non-GAAP net revenue	$277.0	$390.6	$1,295.7	$1,531.2

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET LOSS TO EBITDA

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
GAAP net loss	$(59.5)	$(29.8)	$(866.4)	$(21.7)
Interest and other income	(2.2)	(70.0)	(58.8)	(120.1)
Interest expense	1.7	2.1	7.7	8.8
(Gain) on sale of investments	0.1	(0.5)	(1.8)	(2.4)
Impairment of investments	—	—	18.4	—
Provision (benefit) for income taxes	(1.0)	(0.2)	(2.3)	2.4
Depreciation	16.7	16.7	68.5	65.2
Amortization	17.8	20.5	75.9	79.3

EBITDA	(26.4)	(61.2)	(758.8)	11.5
Costs related to restructuring and related charges	18.5	3.7	38.7	6.7
Costs related to stock based compensation expense	12.0	12.5	50.6	49.3
Costs related to acquisition activities	0.9	1.1	1.3	4.7
Costs related to other non-recurring activities	1.2	23.1	3.3	23.0
Impairment of acquired developed technologies	—	4.0	4.9	4.0
Loss and impairment of long-lived assets	1.1	4.9	13.2	6.7
Impairment of goodwill	4.8	37.0	741.7	37.0

Adjusted EBITDA	$12.1	$25.1	$94.9	$142.9